Exhibit 10.15



                    DATA CALL TECHNOLOGIES END-USER AGREEMENT

     This Data Call Technologies End-User Agreement ("Agreement") is made and entered into between Data Call Technologies, a Nevada corporation ("Data Call") and Dave Roberts of Arena Media Networks, a _____________corporation (referred, to as "End-User"), each a "Party" and collectively the "Parties."

                            PURPOSE OF THIS AGREEMENT

Data Call and End-User wish to enter into an Agreement in which End-User will be authorized to display the Data Call Direct Lynk Messenger data feed on End-User digital signage applications. In pursuit of this goal the Parties agree to the following:

1. DATA CALL, in association with worldwide information suppliers, provides various equipment and technology which allow for a delivery of information and Internet based messaging for indoor and outdoor displays of all types via the Direct Lynk Messenger System.

2. END-USER, wishes to employ the Direct Lynk Messenger System for use at its facility/facilities, which are disclosed on the list of facilities attached hereto as Exhibit A(collectively the "Facilities").
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3.   SERVICE.  Data  Call hereby agrees to provide End-User with the Direct Lynk
     Messenger System, including all services which are disclosed on Data Call's website as of the date of this Agreement. End-User hereby agrees to pay the Total Monthly Fee for the individual Facilities Services as described below when due. The Total Monthly Fee is defined and described in Section 9 of this Agreement, below. The services that will be provided to End-User by Data Call include the Direct Lynk Messenger System Instant messaging and the information news feed (the "Services"). The Services will be delivered via the Internet. The content of the message and the choice of the information delivered pursuant to the Services will be determined by the End-User. The End-User will have access to the Services via a user menu on the datacalltech.com website (the "Website"). Data Call will maintain and
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     make  available the website to End-User as long as the monthly subscription fee is current. End-User agrees not to change or alter any of the Services provided by Data Call.

4. ACCESS. Data Call will supply the End-User with a username and password to login to its account on the Website. By utilizing the username and password of the End-User, End-User will have the ability to access the Website to initiate user-defined messages via the Data Call Instant Message system and to change the Data Call supplied information mix delivered to End-User.

5. ADDITIONAL INFORMATION. Data Call hereby reserves the right to append additional information, to the beginning and/or end of the Services streamed to the End-User after such additional Information has received the prior approval of End-User.

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6.   TERM. The  term  of  this  agreement shall be for a period of one (1) year, commencing on the Effective Date of this contract as defined under Section 17, below. This Agreement may be renewed thereafter for successive one (1) year terms, after a review by both Parties (the "Review") renewable for successive one (1) year terms unless notification of a Party's intent to terminate the Agreement is received in writing by the non-terminating Party prior to thirty (30) days before the end of the current Term.

7. LOCAL SALES TAX. Both parties acknowledge that this Agreement and the transactions contemplated herein may be subject to sales tax, hr such an event, End-User will be obligated to pay any sales tax associated with this Agreement and transaction directly to the taxing authority(s).

8. FINANCIAL INFORMATION. By entering into this Agreement, End-User authorizes Data Call to conduct a credit check on End-User.

9. MONTHLY FEE. End-User agrees to pay $56.25 per facility per month (the "Monthly Facility Fee"). Additionally, End-User agrees to supply Data Call with a schedule of all Facilities in which the Services are used every six
     (6) months (the "Facility List"). End-User agrees that the Facility List shall disclose aft Facilities which End-User is using the Services at. Additionally, End-User agrees to notify Data Call within five (5) days of any additional Facility to which the Services will provided.

     a) As of the Effective Date of this Agreement, the End-User has agreed to provide the Services to twenty-four (24) Facilities, making the total monthly fee due $1,350 (the "Total Monthly Fee"). In the event the number of Facilities which End-User is displaying the Services increases, the End-User will pay Data Call an additional $56.25 per Facility.

     (b) End user must keep current account of facilities using DataCall feed and malts DataCall aware of any deletion or addition of facilities.

     (c) Payment of the Total Monthly Fee is due at Data Call's office (which address is below) by the 5th day of each month for which Services are to be delivered pursuant to this Agreement (the "Due Date"). For Example, the Due Date of the Total Monthly Fee relating to Services (as well as the Monthly Facility List) to be delivered to the End-User in the month of April shall be due by the 5th day April. Any payment not received by the Due Date will be subject to an additional two percent (2%) processing fee ("Processing Fee") and if such late payment is not received within ten (10) days of the Due Date, End-User's use of the Services will be suspended until such time as the Total Monthly Fee then payable plus the Processing Fee is paid. Payments are to be sent to:

               DATA  CALL  TECHNOLOGIES
               600  KENRICK  RD.  STE  B-12
               HOUSTON,  TEXAS  77060

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     (d)  End-User  agrees  that  the  Services  shall  only  be  used  at  the
          Facilities communicated to Data Call in advance, sad that any use of the Services of any Facilities other than those which have been communicated to Data Call in advance will cause substantial damage to Data Call.



10. RIGHT TO INSPECT AND AUDIT THE USE OF SERVICES. Data Call reserves the right and End-User grants Data Call the right to inspect, verify, and audit the use of the Services by the End-User during the term of this Agreement (an "Inspection"). Additionally, End-User agrees to provide Data Call access to any common areas of any Facilities whether listed on a schedule of current Facilities or not in accordance with End-Users agreements with the Facility owners, pursuant to such Inspection. Based on end user ability to make arrangements to enter the building with escort

11. DISCOUNTED PRICING CONSIDERATION. In consideration for Data Call granting End-User a special reduced rate fee for the Services, End-User agrees to:

     a) Display Data Call branding. End-User agrees that Data Call logo will be displayed on end users template with their approval for design and will be shown during DataCall feed. DataCall will provide a Logo kit.

     b) Data Call content. Not modify Data Call branding in any manner that would degrade, detract, or otherwise, interfere with the Data Call branding message. Furthermore, End-User agrees to do nothing to obstruct or prevent the Data Call Branding from being displayed.

12. WARRANTY AND LIABILITY. Neither Data Call nor any of its affiliates makes any expressed or implied warranties, including, without limitation, any warranty of merchantability or fitness for a particular purpose or use in connection with this Agreement, relating in the Services or otherwise. Neither Data Call nor any of its affiliates warrant that the Services will be uninterrupted or error free. The End-User expressly agrees that its use and distribution of the service is at the sole risk of its viewers. Data Call nor any of Data Call's affiliates will in any way be liable to the End-User or any of its viewers for inaccuracies, errors or omissions, regardless of cause, in the service or for any damages whether direct or indirect, or consequential, punitive or exemplary, resulting therefrom or whether such damages were due to the negligence of Data Call or its affiliates or otherwise, whether foreseen or unforeseen. The liability of Data Call and its affiliates in any and all categories, whether arising from contract, warranty, negligence, or otherwise shall, in the aggregate, in no event exceed the average cost of one month of service under this Agreement If the feed from DataCall is not functioning, end user will not be liable for payment during any down-time.

13. TERMINATION. The Parties agree that upon the breach of any Section of this Agreement by either Party, the non-breaching Party may give the breaching Party written notice of its intent to terminate the Agreement, at which lime the non-breaching Party shall have thirty (30) days to cure such breach. If after the expiration of the thirtieth (30) day from the date written notice of the non-breaching party's intent to terminate is received by the breaching party (with the day alter such notice is received being

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     counted  as  day  one  (1) of thirty (30)), such breach has not been cured, this Agreement shall be automatically terminated. The Parties agree however that nothing in this Section shall limit Data Call's right to suspend End-User's receipt of the Services until such time as the Total Monthly Fee and the Processing Fee is paid pursuant to Section 9(b) above.

14.  MISCELLANEOUS.

     (a) ASSIGNMENT. Data Call and end user have mutual rights to assign this Agreement without the prior approval of End-User.


     (b) LEGAL FEES AND COSTS In the event of any action or proceeding to enforce any provision of this Agreement, the non-prevailing party in any such proceeding shall be responsible for the legal expenses, including, without limitation, reasonable attorneys fees, costs, and necessary disbursements, of the prevailing party.

     (c) ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

     (d) WAIVER. No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

     (e) SECTION HEADINGS.Section headings are for convenience only and shall not define or limit the provisions of this Agreement

     (f) EFFECT OF FACSIMILE AND PHOTOCOPIED SIGNATURES. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

16.  EFFECTIVE  DATE.  This  Agreement  shall  be  effective as April 2nd, 2006.

17.  End user  is  subject  to  no  more  than  a  5%  annual  increase in cost.

     IN WITNESS WHEREOF, the pasties have executed this agreement as of the dates set forth opposite their signature hereto.

     Contract Number  06-1101
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DATA CALL TECHNOLOGIES
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By:  /s/ James Ammons
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    James Ammons, Chief Executive Officer

Date: 3/13/06
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END-USER
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By: /s/ Dave Roberts/Arena Media Networks
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Its:
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Date: 3-13-06
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